Exhibit 10.1

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2005 STOCK OPTION AND INCENTIVE PLAN

Table of Contents

ARTICLE I GENERAL		1

1.1	Purpose	1
1.2	Definitions of Certain Terms	1
1.3	Administration	3
1.4	Persons Eligible for Awards	5
1.5	Types of Awards Under the Plan	5
1.6	Shares Available for Awards	5

ARTICLE II AWARDS UNDER THE PLAN		6

2.1	Award Agreements	6
2.2	No Rights as a Shareholder	6
2.3	Grant of Stock Options	6
2.4	Exercise of Stock Options	7
2.5	Cancellation and Termination of Stock Options	8
2.6	Termination of Employment	8

ARTICLE III MISCELLANEOUS		9

3.1	Amendment of the Plan; Modification of Awards	9
3.2	Tax Withholding	10
3.3	Restrictions	10
3.4	Nonassignability	10
3.5	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code	11
3.6	Change in Control.	11
3.7	No Right to Employment	14
3.8	Nature of Payments	14
3.9	Non-Uniform Determinations	14
3.10	Other Payments or Awards	14
3.11	Section Headings	14
3.12	Effective Date and Term of Plan	15
3.13	Governing Law	15
3.14	Severability; Entire Agreement	15
3.15	No Third Party Beneficiaries	15
3.16	Successors and Assigns	15
3.17	Waiver of Claims	15

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ARTICLE I

GENERAL

1.1                                 Purpose

The purpose of the Talecris Biotherapeutics Holdings Corp. 2005 Stock Option and Incentive Plan (the “Plan”) is to provide an incentive for officers, other employees, and directors of, and consultants to, Talecris Biotherapeutics Holdings Corp. (the “Company”) and its subsidiaries and affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in the service of the Company and its subsidiaries and affiliates.

1.2                                 Definitions of Certain Terms

(a)                                  “Award” means an award under the Plan as described in Section 1.5 and Article II.

(b)                                 “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Cause” means: (i) Grantee’s failure to perform the duties and responsibilities of his or her position in a manner satisfactory to the Company, except that Cause does not include failure resulting from Grantee’s incapacity due to mental or physical illness or injury or from any permitted leave required by law, (ii)  Grantee’s failure to comply with Grantee’s employment agreement or with the Company’s written employment policies, (iii) Grantee’s conviction of, or entering of a plea of guilty or nolo contendere to, a felony, (iv) Grantee’s willful misconduct that results in harm to the Company financially, reputationally or otherwise, (v) Grantee’s repeated failure to follow the lawful instructions of his direct or indirect supervisors, and/or (vi) Grantee’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity he or she is employed with the Company or Grantee’s loss of any governmental or self-regulatory license that is reasonably necessary for Grantee to perform his or her responsibilities to the Company. Notwithstanding the foregoing, if a Grantee is a party to a written employment agreement with the Company or a Related Entity and such employment agreement has a definition of “cause” that differs from the definition above, then the definition of Cause for purposes of this Plan as it applies to such Grantee shall be deemed to be the definition of “cause” as set forth in the Grantee’s employment agreement.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(f)                                    “Committee” means the Compensation Committee of the Board and which shall consist of not less than two directors.

(g)                                 “Common Stock” means the common stock of the Company.

(h)                                 “Disability” means the inability of a Grantee to perform the Grantee’s duties on a full-time basis for 130 business days during any consecutive twelve month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or by the insurance company which insures the Company’s long-term disability plan in which the Grantee is eligible to participate.

(i)                                     “Equity Interests” means any shares of any class or series of any securities (including debt securities) convertible into or exercisable or exchangeable for shares of any class or series of capital stock of any Person (or which are convertible into or exercisable or exchangeable for another security which is, in turn, convertible into or exercisable or exchangeable for shares of any class or series of capital stock of such Person), whether now authorized or not.

(j)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)                                  The “Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange on which the Common Stock is principally traded for such date or the last preceding date on which there was a sale of such Common Stock on such exchange or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(l)                                     “Grantee” means a person who receives an Award.

(m)                               “Incentive Stock Option” means a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(n)                                 “Initial Public Offering” means the initial public offering, if any, of Equity Interests of the Company or Parent pursuant to an effective Registration Statement under the Securities Act.

(o)                                 “Key Persons” means directors, officers and other employees of the Company or of a Related Entity, and consultants to the Company or a Related Entity.

(p)                                 “Option Exercise Price” means the amount payable by a Grantee on the exercise of a stock option.

(q)                                 “Parent” means Talecris Holdings, LLC.

(r)                                    “Permitted Investor” means Parent, Cerberus-Plasma Holdings LLC and Ampersand Ventures or any of their respective affiliates or other affiliates of Cerberus Capital Management, L.P.

(s)                                  “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, association, joint-stock corporation, estate, trust, unincorporated organization or government or any political subdivision, agency or instrumentality thereof or any other entity of any kind.

(t)                                    “Related Entity” means any parent or subsidiary corporation of the Company or any business, corporation, partnership, limited liability company or other entity in which the Company or a parent or a subsidiary corporation holds a controlling ownership interest, directly or indirectly.

(u)                                 “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(v)                                 “Securities Act” means the Securities Act of 1933, as amended.

(w)                               “Stockholders’ Agreement” means the Stockholders Agreement dated as of March 31, 2005 among Talecris Biotherapeutics Holding Corp., Talecris Holdings LLC and Bayer Healthcare LLC and any amendments thereto.]

(x)                                   Unless otherwise determined by the Committee, a Grantee shall be deemed to have a “Termination of Employment” upon ceasing full-time, continuous employment with the Company and all Related Entities (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company and all Related Entities as a director, consultant or otherwise), whether for Cause, without Cause, by death or Disability, upon resignation or retirement, or otherwise. The Committee in its sole discretion may determine (i) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (ii) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (iii) when a change in a Grantee’s association with the Company constitutes a Termination of Employment for purposes of the Plan. The Committee may also determine whether a Grantee’s Termination of Employment is for Cause and the date of termination in such case.

1.3                                 Administration

(a)                                  The Plan shall be administered by the Committee. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3, all actions relating to Awards to persons subject to Section 16 of the Exchange Act shall be taken by the Board unless each person who serves on the Committee is a “non-employee director” within the meaning of Rule 16b-3 or such actions are taken by a subcommittee of the Committee (or the Board) comprised solely of “non-employee directors”. To the extent required for compensation realized from Awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, the members of the Committee or a subcommittee of thereof (or of the Board) shall be “Outside Directors” within the meaning of Section 162(m) of the Code.

(b)                                 The Committee or a subcommittee thereof (which hereinafter shall also be referred to as the Committee) shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law, and (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended.

(c)                                  Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d)                                 The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.

(e)                                  No member of the Board or the Committee or any affiliate thereof (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f)                                    Notwithstanding anything to the contrary contained herein:  (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.4                                 Persons Eligible for Awards

Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

1.5                                 Types of Awards Under the Plan

Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, as set forth in Article II.

1.6                                 Shares Available for Awards

(a)                                  Total shares available. The total number of shares of Common Stock, which may be transferred pursuant to Awards granted under the Plan shall not exceed 1,449,873 shares of Common Stock , of which 1,449,873  shares may be granted in the form of Incentive Stock Options. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, shares of Common Stock are surrendered or withheld from any Award to satisfy a Grantee’s income tax withholding obligations, or shares of Common Stock owned by a Grantee are tendered to pay the exercise price of options granted under the Plan, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered, withheld or tendered shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

(b)                                 Adjustments. The number of shares of Common Stock covered by each outstanding Award, the number of shares available for Awards, and the price per share of Common Stock covered by each such outstanding Award shall be proportionately adjusted, as determined in the sole discretion of the Committee, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock. After any adjustment made pursuant to this paragraph, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number. In the event the Company makes an extraordinary distribution of cash or assets to the holders of the Common Stock exceeding on a per share basis 10% of the Fair Market Value of a share of Common Stock, the Committee may, in its sole discretion, equitably adjust the Option Exercise Price and/or number of shares of Common Stock covered by the Award.

ARTICLE II

AWARDS UNDER THE PLAN

2.1                                 Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Committee in its discretion deems necessary or desirable. Such provisions may include, without limitation, a requirement that the Grantee acknowledge that such shares are acquired for investment purposes only, and a right of first refusal exercisable by the Company in the event that the Grantee’s employment is terminated. The Committee may grant Awards in tandem with or in substitution for any award granted under any other plan of the Company. A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.

2.2                                 No Rights as a Shareholder

No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the exercise of the option awarded and the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.6(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3                                 Grant of Stock Options

(a)                                  The Committee may grant stock options, including Incentive Stock Options, to purchase shares of Common Stock from the Company, to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion.

(b)                                 Each Award Agreement with respect to a stock option shall set forth the Option Exercise Price, which shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies).

(c)                                  Each Award Agreement with respect to a stock option shall set forth the periods during which the Award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion; provided, however, that no Incentive Stock Option shall be exercisable more than ten (10) years after the date of grant.

(d)                                 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options shall be treated as nonqualified stock options.

(e)                                  Notwithstanding the provisions of Sections 2.3(b) and (c), to the extent required under Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the Option Exercise Price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

2.4                                 Exercise of Stock Options

Each stock option granted under the Plan shall be exercisable as follows:

(a)                                  A stock option shall become exercisable at such time or times as determined by the Committee.

(b)                                 Unless the applicable Award Agreement otherwise provides, a stock option may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock option shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe; provided that such Grantee wishing to exercise a stock option prior to the consummation of an Initial Public Offering must be a party to the Stockholders’ Agreement prior to exercise.

(c)                                  Any written notice of exercise of a stock option shall be accompanied by payment of the Option Exercise Price for the shares being purchased. Such payment shall be made in cash (by certified check or as otherwise permitted by the Committee) or, if authorized by the Committee in its sole discretion, the Company may accept payment (i) in outstanding shares of stock, or (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price.

(d)                                 Promptly after receiving payment of the full Option Exercise Price, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the Grantee or to such other person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised.

2.5                                 Cancellation and Termination of Stock Options

The Committee may, at any time and in its good faith discretion, determine that any outstanding stock options granted under the Plan, whether or not vested, will be canceled and terminated and that in connection with such cancellation and termination the holder of such options (i) shall, to the extent such options are vested, receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the fair market value of the Common Stock and the exercise price per share multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the stock options will be canceled and terminated without payment therefor, and (ii) may (in the sole discretion of the Committee), to the extent such stock options are not vested, receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the fair market value of the Common Stock and the exercise price per share multiplied by the number of shares of Common Stock subject to such Award.

2.6                                 Termination of Employment

(a)                                  Except to the extent otherwise provided in paragraphs (b) and (c) below or in the applicable Award Agreement, all stock options not theretofore exercised shall terminate upon the Grantee’s Termination of Employment for any reason.

(b)                                 Except to the extent otherwise provided in the applicable Award Agreement, if a Grantee’s Termination of Employment is for any reason other than death or dismissal for Cause, the Grantee may exercise any outstanding stock option on the following terms and conditions:  (i) only stock options that have vested under the terms of the applicable Award Agreement as of the date of such Termination of Employment may be exercised; and (ii) exercise must occur within ninety (90) days after the Termination of Employment, except that this ninety (90) day period shall be increased to one (1) year if the Termination of Employment is by reason of Disability, but in no event after the expiration date of the Award as set forth in the Award Agreement. In the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422(c)(6) of the Code.

(c)                                  Except to the extent otherwise provided in the applicable Award Agreement, if a Grantee dies while employed by the Company or a Related Entity, or after a Termination of Employment but during the period in which the Grantee’s stock options are exercisable pursuant to paragraph (b) above, any outstanding stock option shall be exercisable on the following terms and conditions:  (i) only stock options that have vested under the terms of the applicable Award Agreement as of the date of death may be exercised; and (ii) exercise must occur by the earlier of the first anniversary of the Grantee’s termination, death or the expiration date of the Award. Any such exercise of an Award following a Grantee’s death shall be made only by the Grantee’s executor or administrator, unless the Grantee’s will specifically disposes of such Award, in which case such exercise shall be made only by the recipient of such specific disposition. If a Grantee’s personal representative or the recipient of a specific disposition under the Grantee’s will shall be entitled to exercise any Award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the Grantee.

ARTICLE III

MISCELLANEOUS

3.1                                 Amendment of the Plan; Modification of Awards

(a)                                  The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of the Grantee under any Award theretofore made under the Plan without the consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(b)                                 Shareholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or stock exchange listing requirements.

(c)                                  The Committee may amend any outstanding Award Agreement, including, without limitation, by amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraphs (a) or (d) of this Section or an amendment to effect an assumption or other action consistent with Section 3.6(d) or (e)) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee’s death, the person having the right to exercise the Award).

(d)                                 Notwithstanding anything to the contrary in this Section, the Board or the Committee shall have sole discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the affected Award), without regard to whether such amendment adversely affects a Grantee’s rights under the Plan or such Award Agreement.

3.2                                 Tax Withholding

(a)                                  As a condition to the receipt of any shares of Common Stock pursuant to the exercise of stock options, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b)                                 To the extent permitted by the Committee, in its sole discretion, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3                                 Restrictions

(a)                                  If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)                                 The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

(c)                                  Any shares of Common Stock awarded on exercise of a stock option shall be subject to such restrictions and conditions as are set forth in the Award Agreement.

3.4                                 Nonassignability

Except to the extent otherwise provided in the applicable Award Agreement, no Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the immediately preceding sentence, the Committee may permit a Grantee to transfer any stock option which is not an Incentive Stock Option to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of a nonqualified stock option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code. For the avoidance of doubt, an event by which such trust ceases to satisfy the above shall be deemed to be a prohibited assignment.

3.5                                 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.6                                 Change in Control.

(a)                                  A Change in Control means the occurrence of any one of the following events:

(i)                                     any Person, other than a Permitted Investor, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) more than 30% of the total voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”) and (B) a greater percentage of the then outstanding Company Voting Securities that are than held by all the Permitted Investors in the aggregate; provided, however, that any of the following acquisitions shall not be deemed to be a Change in Control:  (1) by the Company or any subsidiary or affiliate, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii));

(ii)                                  the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries or affiliates (a “Business

Combination”), unless immediately following such Business Combination:

(A)                              more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

(B)                                no Person, other than a Permitted Investor or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) representing (A) 30% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Corporation (or the Surviving Corporation) (the “Parent Voting Securities”), and (B) a greater percentage of the then outstanding Parent Voting Securities that are then held by all the Permitted Investors in the aggregate, and

(C)                                at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iii)                               the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv)                              the consummation of a sale of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company may then occur.

(b)                                 Notwithstanding anything to the contrary contained herein, upon the occurrence of a Change in Control specified in paragraph (a)(i) above and immediately prior to the occurrence of a Change in Control specified in paragraph (a)(ii) or (a)(iv) above, the Options shall be treated as set forth in the applicable Award Agreement.

(c)                                  The following shall occur if Awards “Fully Vest”:  (i) any stock options granted under the Plan shall become fully vested and immediately exercisable, and (ii) any performance goals applicable to Awards will be deemed to be fully satisfied.

(d)                                 Except to the extent otherwise provided in the applicable Award Agreement, upon the occurrence of any Change in Control, or upon the occurrence of a Non-Qualifying Transaction where Awards are not assumed by the Surviving Corporation or Parent Corporation or the Surviving Corporation or Parent Corporation does not make provision for Grantees to participate in a stock option or similar equity incentive plan with terms that, taken as a whole, are (as determined by the Committee in its sole discretion) not materially less favorable than the Plan, the Committee may, in its sole discretion, (i) Fully Vest Awards, (ii) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor or (iii) provide that the period to exercise stock options granted under the Plan shall be extended (but not beyond the expiration of such option).

(e)                                  The Committee shall determine in its sole discretion whether an Award shall be considered “assumed” or “substituted”. Without limiting the foregoing, for the purposes of this Section 3.6, a stock option shall be considered “assumed” or “substituted” if in the reasonable determination of the Committee (i) the aggregate intrinsic value (the difference between the then Fair Market Value as reasonably determined by the Committee and the exercise price per share of Common Stock multiplied by the number of shares of Common Stock subject to such award) of the assumed (or substituted) Award immediately after the Change in Control is substantially the same as the aggregate intrinsic value of such Award immediately before such transaction, (ii) the ratio of the exercise price per assumed (or substituted) Award to the fair market value per share of successor corporation stock immediately after the Change in Control is substantially the same as such ratio for such Award immediately before such transaction and (iii) the Award is exercisable for the consideration approved by the Committee (including shares of stock, other securities or property or a combination of cash, stock, securities and other property).

3.7                                 No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or affect any right which the Company may have to terminate such employment or association at any time (with or without Cause).

3.8                                 Nature of Payments

Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.9                                 Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.10                           Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11                           Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.12                           Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options, shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.13                           Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

3.14                           Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.15                           No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.16                           Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.17                           Waiver of Claims

Each grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).